Exhibit 10.1

FORM OF RESTRICTED STOCK GRANT AGREEMENT(1)

THIS GRANT AGREEMENT (the “Agreement”), dated as of June __, 2005 (the “Grant Date”) is made by and between PanAmSat Holding Corporation, a Delaware corporation (the “Company”), and [NAME] (the “Participant”).  Any capitalized terms not otherwise defined herein shall have the same meaning set forth in the Plan (as defined below).

WHEREAS, the Company maintains the Second Amended and Restated 2004 Stock Option Plan for Key Employees of PanAmSat Holding Corporation and its Subsidiaries (the “Plan”), the terms of which are hereby incorporated by reference and made part of this Agreement;

WHEREAS, the Compensation Committee of the Board (the “Committee”) has determined that it would be in the best interests of the Company and its stockholders to grant the restricted shares provided for herein to the Participant pursuant to the Plan and the terms of this Agreement;

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

                                1.             Grant of Shares.  Subject to the terms and conditions of the Plan, and the additional terms and conditions set forth in this Agreement, the Company hereby grants to the Participant (the “Grant”) the number of shares of common stock (the “Restricted Shares”) set forth on the signature page hereof.  The Restricted Shares shall vest and become nonforfeitable in accordance with Section 2.

2.             Vesting(2).

                                (a)           Subject to the Participant’s continued service on the Board and the terms of this Agreement, all of the Restricted Shares granted hereunder shall become unconditionally vested on the first anniversary of the Grant Date.

                                (b)           If the Participant’s service on the Board is terminated for any reason prior to the first anniversary of the Grant Date, a pro rata portion of the Restricted Shares shall vest based on the ratio that the number of days the Participant served on the Board since (and including) the Grant Date bears to 365, and the remaining Restricted Shares, to the extent not then vested, shall be forfeited by the Participant without consideration.

                                3.             Certificates.

                                (a)           The Restricted Shares shall be issued by the Company and shall be registered in the Participant’s name on the stock transfer books of the Company promptly after the date hereof, but any certificates (if applicable) representing the Restricted Shares shall remain in the physical custody of the Company or its designee at all times prior to the vesting of such Restricted Shares pursuant to Section 2.  The Participant hereby acknowledges and agrees that the Company shall retain custody of such certificate or certificates (if applicable) until the vesting of such Restricted Shares pursuant to Section 2.  As a condition to the receipt of the Grant, the Participant shall deliver to the Company a stock power or powers, duly endorsed in blank, relating to the Restricted Shares.  No certificates shall be issued for fractional Shares.

(1)

To the extent that a non-employee director of the Company serves as an authorized representative of an entity and Restricted Shares are issued directly to such entity pursuant to the Plan, this form agreement will be modified as necessary.

(2)	This section to be modified as necessary.

                                (b)           As soon as practicable following the full vesting of the Restricted Shares pursuant to Section 2, the stock power relating to the Restricted Shares shall be delivered to the Participant or the Participant’s legal guardian or representative and, if the Common Stock shall have become certificated, certificates for the vested Restricted Shares shall be delivered to the Participant or the Participant’s legal guardian or representative.

                                4.             Rights as a Stockholder.  The Participant shall be the record owner of the Restricted Shares until or unless such Shares are forfeited pursuant to Section 2 hereof and as record owner shall be entitled to all rights of a common stockholder of the Company, including, without limitation, voting rights with respect to the Restricted Shares and the Participant shall receive, when paid, any dividends on all of the Restricted Shares granted hereunder as to which the Participant is the record holder on the applicable record date; provided that the Restricted Shares shall be subject to the limitations on transfer and encumbrance set forth in Section 6.

                                5.             Legend on Certificates.  If the Common Stock shall have become certificated, certificates representing the Restricted Shares delivered to the Participant as contemplated by Section 3(b) above shall bear a legend stating that the Shares are subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

                                6.             Transferability.  The Restricted Shares may not, at any time prior to becoming vested pursuant to Section 2, be transferred, sold, assigned, pledged, hypothecated or otherwise disposed of in any manner.

                                7.             Board Membership.   Nothing contained in this Agreement (i) obligates the Company or any subsidiary of the Company to retain the Participant as a member of its Board (or employ the Participant in any capacity whatsoever), or (ii) prohibits or restricts the Company (or any such subsidiary) from terminating its relationship with the Participant at any time or for any reason whatsoever, with or without cause, and the Participant hereby acknowledges and agrees that neither the Company nor any subsidiary of the Company (nor any other Person) has made any representations or promises whatsoever to the Participant concerning the Participant’s continued membership on its Board or employment of the Participant by the Company or any subsidiary of the Company.

                                8.             Adjustments.  If, prior to the time the restrictions imposed by Section 2 on the Restricted Shares granted hereunder lapse, there is a change in the outstanding Common Stock by reason of a stock split, spin-off, stock combination, reclassification, recapitalization, liquidation, dissolution, reorganization, merger, Change in Control, or other event, the Committee may adjust appropriately the number and kind of shares subject to the Grant, and make such other revisions to the Grant as it deems, in good faith, is equitably required.  For the avoidance of doubt, in its sole discretion, the Committee may provide, in the event of a Change in Control, or other similar event, that the Restricted Shares shall, to the extent not then vested or previously forfeited, immediately become fully vested and nonforfeitable.

                                9.             Withholding.   It shall be a condition of the obligation of the Company upon delivery of Restricted Shares to the Participant that the Participant pay to the Company such amount as may be requested by the Company for the purpose of satisfying any liability for any Federal, state or local income or other taxes required by law to be withheld with respect to such Restricted Shares, including the payment to the Company upon the vesting of the Restricted Shares (or such earlier or later date as may be applicable under Section 83 of the Code) or other settlement in respect of the Restricted Shares of all such taxes.  The Company shall be authorized to take such action as may be necessary in the opinion of the Company’s counsel (including, without limitation, withholding vested Restricted Shares otherwise deliverable to Participant hereunder and/or withholding amounts from any compensation or other amount owing from the Company to the Participant) to satisfy all obligations for the payment of any such taxes. The Participant is hereby advised to seek his own tax counsel regarding the taxation of the grant of Restricted Shares made hereunder.

                                10.           Securities Laws.  Upon the vesting of any Restricted Shares, the Company may require the Participant to make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement and appropriate legends may be placed on the certificates.  The granting of the Restricted Shares hereunder shall be subject to all applicable laws, rules and regulations and to such approvals of any governmental agencies as may be required and appropriate legends may be placed on the certificates.

                                11.           Notices.  Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its General Counsel, and any notice to be given to the Participant shall be addressed to him at the address given beneath his signature hereto.  By a notice given pursuant to this Section 11, either party may hereafter designate a different address for notices to be given to him.  Any notice which is required to be given to the Participant shall, if the Participant is then deceased, be given to the Participant’s personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 11.  Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

                                12.           Governing Law.  The laws of the State of Delaware (or if the Company reincorporates in another state, the laws of that state) shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

                                13.           Grant Subject to Plan.   The Grant shall be subject to all terms and provisions of the Plan, to the extent applicable to the Restricted Shares.  In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control.

                                14.           Signature in Counterparts.  This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

PANAMSAT HOLDING CORPORATION

NAME:
TITLE:

PARTICIPANT:

[NAME]

ADDRESS

Aggregate number of Restricted Shares granted under this Agreement: